EXHIBIT 99.3

                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                              SUBSCRIPTION WARRANTS
                              ISSUED BY COSI, INC.

            This form, or one substantially equivalent hereto, must be used to exercise subscription rights ("Rights") pursuant to the rights offering described in the Prospectus dated [_______________], 2003 (the "Prospectus") of Cosi, Inc., a Delaware corporation (the "Company"), if a holder of Rights cannot deliver the Subscription Warrant(s) evidencing the Rights to American Stock Transfer & Trust Corporation, the subscription agent for the rights offering, prior to 5:00 p.m., Eastern Daylight Time, on [_______________], 2003, unless such expiration date is extended in the sole discretion of the Company (as it may be extended, the "Expiration Date"). Such form must be delivered by hand or sent by facsimile transmission or mail to American Stock Transfer & Trust Corporation, and must be received by American Stock Transfer & Trust Corporation on or prior to the Expiration Date. For additional information, see the discussion set forth under "The Rights Offering--Notice of Guaranteed Delivery" in the Prospectus.

            Regardless of the manner of delivery of the Subscription Warrant(s), payment of the subscription price for the number of shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), subscribed for upon exercise of the Rights must be received by American Stock Transfer & Trust Corporation in the manner specified in the Prospectus prior to 5:00 p.m., Eastern Daylight Time, on the Expiration Date.

                    The address of the subscription agent is:

                   American Stock Transfer & Trust Corporation

                               [________________]
                               [________________]
                            Facsimile: [___________]

                            To confirm receipt, call:

                                 [_____________]

            DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

            The undersigned hereby represents that he or she is the holder of a Subscription Warrant(s) representing [_____________________] Rights, and that such Subscription Warrant(s) cannot be delivered to American Stock Transfer & Trust Corporation before 5:00 p.m., Eastern Daylight Time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt and review of which hereby are acknowledged, the undersigned hereby elects to exercise (i) the basic subscription privilege described in the Prospectus to subscribe for an aggregate of $____ worth of shares of Common Stock and (ii) the oversubscription privilege described in the Prospectus to subscribe for an aggregate of $____ worth of shares of Common Stock, subject to limitation, availability and proration of shares upon the terms and conditions described in the Prospectus. The undersigned understands that payment of the subscription price pursuant to the basic subscription privilege and the oversubscription privilege must be received by American Stock Transfer & Trust Corporation before 5:00 p.m., Eastern Daylight Time, on the Expiration Date. The undersigned represents that such payment, in the aggregate amount of $[______________], either (check appropriate box):

            [ ] is being delivered to American Stock Transfer & Trust Corporation herewith, OR

            [ ] has been delivered separately to American Stock Transfer & Trust Corporation;

and is being delivered or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

[ ] wire transfer of funds

      -     name of transferor institution
                                           -----------------------------------

      -     date of transfer
                             -------------------------------------------------

      -     confirmation number (if available)
                                               -------------------------------

[ ] personal check drawn on a U.S. bank. (Payment by personal check will not be deemed to have been received by American Stock Transfer & Trust Corporation until such check has cleared. A shareholder paying by such means is urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

[ ]   certified or cashier's check drawn on a U.S. bank

[ ]   U.S. postal or express money order

      -     name of maker
                          ----------------------------------------------------

      -     date of check, draft, or money order number
                                                        ----------------------

      -     bank on which check is drawn or issuer of money order
                                                                  ------------

Signature(s)
             -----------------------------------------------------------------

Name(s)
        ----------------------------------------------------------------------

Address(es)
            ------------------------------------------------------------------

Area Code and Tel. No(s).
                          ----------------------------------------------------

Subscription Warrant No(s). (if available)
                                           -----------------------------------


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

                              GUARANTY OF DELIVERY
          (NOT TO BE USED FOR SUBSCRIPTION WARRANT SIGNATURE GUARANTEE)

            The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to American Stock Transfer & Trust Corporation, guarantees that the undersigned will deliver to American Stock Transfer & Trust Corporation the Subscription Warrant(s) representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within three Nasdaq National Market trading days after the date hereof.

Dated:      __________, 2003

______________________________________________________________________________
                                 (Name of Firm)

______________________________________________________________________________
                        (Authorized Signature and Title)

______________________________________________________________________________
                                    (Address)

______________________________________________________________________________
                        (Area Code and Telephone Number)

            The institution which completes this form must deliver the Subscription Warrant(s) to American Stock Transfer & Trust Corporation within the time period shown herein. Failure to do so could result in a financial loss to such institution.


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